Exhibit 99.1

MIC Reports Strong 2010 Financial Performance

  Proportionately combined free cash flow increases 57.5% year on year
  Dividend of $0.20 per share expected in 1Q’11
  Net income from continuing operations moves to positive

NEW YORK--(BUSINESS WIRE)--February 23, 2011--Macquarie Infrastructure Company (NYSE: MIC) reported its financial results for 2010 including a 57.5% increase in proportionately combined free cash flow. Another solid year across the Company’s energy-related businesses and ongoing recovery in general aviation flight activity contributed to the increase.

Proportionately combined free cash flow (including MIC’s 50% interest in IMTT and 50.01% interest in District Energy) totaled $145.7 million or $3.19 per share in 2010.

The strong cash generation by the Company’s operating businesses provides MIC the opportunity to resume a regular cash distribution to shareholders. On February 16 the Company announced that its board of directors anticipates declaring a distribution of $0.20 per share for the first quarter in 2011. MIC expects to announce a record and payable date for the distribution along with its financial results for the first quarter in the first week of May.

“We’re pleased with the performance of our operating companies, particularly the sizable increase in the amount of cash they are producing,” said James Hooke, Chief Executive Officer of MIC. “Our energy-related businesses have been consistent performers throughout the economic downturn and now into the recovery. The performance of our aviation-related business is improving along with the level of business activity generally.”

MIC’s consolidated revenue increased 18.4% compared with 2009 to $840.8 million in 2010. The growth in revenue reflects both an increase in the volume and margins on products sold by MIC’s Atlantic Aviation and The Gas Company businesses, as well as higher energy costs, such as the cost of jet fuel, that are typically passed through to customers. Reported gross profit – defined as revenue less cost of goods sold - removes the volatility in revenue associated with fluctuations in energy costs. MIC’s consolidated gross profit totaled $370.4 million in 2010, an increase of 3.9% over 2009.

The increases in revenue and gross profit were partially offset by higher base management fees paid to MIC’s external manager. Base management fees are a function of the Company’s increased market capitalization in 2010 compared with 2009.

For the full year MIC reported net income from continuing operations of $10.0 million after tax, or $0.21 per share, compared with a net loss of $108.7 million, or $2.43 per share, in 2009. The turnaround in net income primarily reflects goodwill impairments and other non-cash write-downs taken in 2009 that did not recur in 2010.

“2010 involved executing on our plan at our operating companies,” said Hooke. “Having strengthened our balance sheet by repaying all of our holding company debt in 2009, as well as improving the financial condition of certain of our operating entities, we were able to focus on active operational management as a means of driving value in 2010,” he added.

The large amounts of intangible and high-value physical assets of its businesses generate substantial amounts of depreciation and amortization that serve to lower taxable and net income. These non-cash items may also contribute to a net operating loss (“NOL”) carryforward that serves to shelter taxable income that may be generated in the future. At year-end MIC’s federal NOL balance was $140.9 million. The Company does not expect to have a consolidated current federal income tax liability through the 2012 tax year.

“The accounting for our businesses and investment makes cash generation the key measure of overall performance,” noted Hooke. The primary drivers of the increase in cash generated by MIC’s energy-related businesses during 2010 include:

  Margin expansion at The Gas Company;
  Continued strong demand for the bulk liquid storage services of IMTT and an unusually large contribution from its environmental services subsidiary, Oil Mop, relating to the Gulf of Mexico oil spill; and,
  Warmer weather in Chicago in 2010 that drove increased demand and a net increase in the number of ton-hours of cooling under contract.

MIC’s aviation-related business, Atlantic Aviation, benefited from a 9.8% increase in general aviation (GA) flight activity at the airports on which it operates. Excluding events which are unlikely to recur in any given year, such as the G-20 meeting in Pittsburgh in 2009 or the closure of the Rifle, Colorado airport for runway construction in 2010, underlying volume of GA fuel sold increased by 5.8%. Margin compression in GA fuel sales during the first half of the year was offset by margin increases in the second half. Atlantic Aviation generated $48.5 million of free cash flow in 2010, or an increase of 31.2% over 2009.

Cash Generation

MIC reports EBITDA excluding non-cash items on a consolidated and operating segment basis and reconciles each to the corresponding financial statements. EBITDA excluding non-cash items is a metric relied upon by management in evaluating the performance of its businesses and investments. EBITDA excluding non-cash items is defined as earnings before interest, taxes, depreciation and amortization and non-cash items, which include impairments, derivative gains and losses and adjustments for other non-cash items reflected in the statement of operations. MIC believes that EBITDA excluding non-cash items provides additional insight into the performance of its operating businesses, relative to each other and to similar businesses, without regard to capital structure, and their ability to service or reduce debt, fund capital expenditures and/or support distributions to the holding company.

MIC also reports free cash flow, as defined below, as a means of assessing the amount of cash generated by its businesses and as a supplement to other information provided in accordance with GAAP. MIC believes that reporting free cash flow will provide investors with additional insight into its ability to deploy cash, as GAAP metrics such as net income and cash from operating activities do not reflect all of the items that management considers in estimating the amount of cash generated by its operating entities.

MIC defines free cash flow as cash from operating activities, less maintenance capital expenditures and changes in working capital. Working capital movements are excluded on the basis that these are largely timing differences in payables and receivables, and are therefore not reflective of its ability to generate cash.

MIC notes that free cash flow does not fully reflect its ability to freely deploy generated cash, as it does not reflect required principal payments on indebtedness, payments of dividends, potential growth capital expenditures and other fixed obligations or the other cash items excluded when calculating free cash flow. Free cash flow may be calculated in a different manner by other companies, which limits its usefulness as a comparative measure. Free cash flow, as defined by MIC, should be used as a supplemental measure and not in lieu of financial results reported under GAAP.

	For the Year Ended December 31, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(2)	IMTT 100%

Gross profit	136,267	58,826	10,037	291,532	N/A	496,662	272,534
EBITDA excluding non-cash items	118,418	44,436	11,425	117,477	(11,270)	280,486	236,836
Free cash flow	73,328	25,135	7,274	48,484	(8,504)	145,717	146,656

	For the Year Ended December 31, 2009(1)
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(2)	IMTT 100%

Gross profit	87,416	52,936	8,281	286,982	N/A	435,614	174,831
EBITDA excluding non-cash items	73,829	37,632	10,398	106,485	(9,723)	218,621	147,658
Free cash flow	38,561	20,294	6,536	36,943	(9,842)	92,492	77,121

Free cash flow variance	90.2%	23.9%	11.3%	31.2%	13.6%	57.5%	90.2%
_____________________
(1) Reclassified to conform to current period presentation.
(2) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

	For the Quarter Ended December 31, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(2)	IMTT 100%

Gross profit	29,052	15,927	2,772	73,468	N/A	121,219	58,104
EBITDA excluding non-cash items	25,574	12,505	2,080	29,066	(1,199)	68,026	51,147
Free cash flow	12,506	2,964	910	10,191	1,160	27,731	25,011

	For the Quarter Ended December 31, 2009(1)
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(2)	IMTT 100%

Gross profit	23,611	14,741	1,729	71,772	N/A	111,853	47,222
EBITDA excluding non-cash items	19,618	10,185	2,377	26,655	(3,739)	55,096	39,236
Free cash flow	9,884	3,652	1,359	11,140	(3,330)	22,704	19,767

Free cash flow variance	26.5%	(18.8)%	(33.0)%	(8.5)%	134.8%	22.1%	26.5%
_____________________
NM- Not meaningful
(1) Reclassified to conform to current period presentation.
(2) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

Energy-Related Businesses

IMTT

MIC has a 50% equity interest in IMTT, the operator of one of the largest independent bulk liquid storage terminal businesses in the U.S. IMTT owns and operates 10 marine storage terminals in the U.S. and is the part owner and operator of two terminals in Canada. The terminals store and handle a wide variety of petroleum grades, chemicals and vegetable and animal oils. To aid in meaningful analysis of the performance of IMTT across periods, the table and discussion below refers to results for 100% of the business, not just MIC’s 50% interest.

In addition to liquid storage and related operations, IMTT also owns and operates an environmental spill response services business known as Oil Mop. The Deepwater Horizon oil rig explosion and related oil spill in the Gulf of Mexico in 2010 and the involvement of Oil Mop in the cleanup efforts contributed substantially to the year-on-year improvement in the EBITDA and Free Cash Flow noted below. Terminal Gross Profit excludes the environmental spill response operations. Contributions from Oil Mop to IMTT’s financial results in 2011 are not expected to be material.

($Millions)	2010	2009	%Change
Terminal Gross Profit	203.5	173.8	17.1
EBITDA ex. non-cash items*	236.8	147.7	60.4
Free Cash Flow*	146.7	77.1	90.2
($Millions)	4Q’10	4Q’09	%Change
Terminal Gross Profit	50.2	45.9	9.4
EBITDA ex. non-cash items*	51.1	39.2	30.4
Free Cash Flow*	25.0	19.8	26.5

* See attached tables for a reconciliation of net income to EBITDA excluding non-cash items and cash from operating activities to free cash flow

The primary drivers of growth in terminal gross profit in 2010 compared with 2009 were increases in average storage tank rental rates of 7.2% and the addition of 2.2 million barrels of new or refurbished tank storage capacity during the year.

Free cash flow generated by IMTT in 2010 was used to fund growth projects, reduce revolving debt facility balances and to pay a dividend of $10.0 million to each of the two shareholders in the business including MIC. For the year MIC received $15.0 million in distributions from IMTT, including $5.0 million paid in the first quarter based on the performance of the business in 2009.

Maintenance and environmental capital expenditures totaled $45.0 million for 2010. Total maintenance and environmental capital expenditures for 2011 are expected to be $55.0 million. The projected increase reflects ongoing tank cleaning and inspections necessary to extend the useful life of the tanks that are expected to keep maintenance capital expenditures at elevated levels through 2014.

IMTT anticipates spending an additional $100.2 million over 2011 and 2012 to complete growth projects currently underway. A total of approximately $24.8 million was spent on these projects in 2010. The projects are expected to produce $21.4 million of incremental gross profit and EBITDA on an annualized basis. IMTT expects to record $4.9 million of this amount in 2011.

IMTT had $656.0 million of debt outstanding at December 31, 2010. The weighted average cost of the debt, including the cost of interest rate hedges and letter of credit fees, was 4.8%. The business’ debt agreement (primary facility) contains a covenant that limits IMTT’s ratio of debt to EBITDA to not more than 4.75x. At December 31, 2010 the ratio was 2.36x and the business had undrawn capacity on its existing debt facility of $651.0 million. All but $75.0 million of the $1,100.0 million revolving credit facility matures in June 2014. The facility contains no restrictions on the payment of dividends provided that the borrower is not in default.

Distribution of Funds from IMTT

In resuming its dividend, MIC had expected to include funds from the cash flow of its 50% equity interest in International Matex-Tank Terminals (IMTT). MIC believes that distribution of certain of these funds to the Company is required under the Shareholders’ Agreement between MIC and its co-investor who also owns a 50% stake. The co-investor has refused to distribute these funds and the Company has initiated dispute resolution proceedings as a result.

MIC is confident that the dispute resolution process will result in its having access to additional cash flow, a substantial portion of which could be used to increase its quarterly cash distribution. In the event the dispute resolution process advances to arbitration, the Company has been advised that the process could last six to twelve months.

The Gas Company

The Gas Company is the owner and operator of the only regulated (“utility”) gas manufacturing and pipeline transmission and distribution network on the islands of Hawaii. The business is also the owner and operator of the largest unregulated (“non-utility”) gas distribution operation on the islands.

($Millions)	2010	2009	%Change
Gross Profit	58.8	52.9	11.1
EBITDA ex, non-cash items*	44.4	37.6	18.1
Free Cash Flow*	25.1	20.3	23.9
($Millions)	4Q’10	4Q’09	%Change
Gross Profit	15.9	14.7	8.0
EBITDA ex. non-cash items*	12.5	10.2	22.8
Free Cash Flow*	3.0	3.7	(18.8)

* See attached tables for a reconciliation of net income to EBITDA excluding non-cash items and cash from operating activities to free cash flow

The Gas Company’s financial results for 2010 reflect the full-year benefit of a utility rate increase implemented in early June 2009. The volume of utility gas products sold during the year was relatively flat compared with 2009.

The non-utility portion of the business benefited from effective margin management and a 1.7% increase in the volume of gas products sold in 2010 compared with 2009.

The Gas Company had $160.0 million of debt outstanding at December 31, 2010. A portion of the cash from operating activities produced during the year was used to repay the $19.0 million balance on the business’ revolving debt facility. The facility can be re-drawn at any time and used for general corporate purposes.

The weighted average cost of the debt, including the cost of interest rate hedges, was 5.3%. Per the business’ debt agreement, the ratio of 12-month forward looking and 12-month backward looking adjusted EBITDA to interest cannot be less than 3.5x. The ratios at December 31, 2010 were 7.7x forward and 7.4x backward. The Gas Company’s primary debt facilities mature in June 2013.

District Energy

MIC’s District Energy business produces chilled water that it distributes via underground pipelines to buildings in downtown Chicago for use in air conditioning and process cooling. The business also operates a site-specific facility in Las Vegas, Nevada that supplies both cooling and heating services to a resort/casino complex, a condominium and a shopping mall. District Energy is a component of MIC’s consolidated results and the table and discussion below refers to 100% of District Energy, rather than MIC’s 50.01% interest.

($Millions)	2010	2009	%Change
Gross Profit	20.1	16.6	21.2
EBITDA ex. non-cash items*	22.8	20.8	9.9
Free Cash Flow*	14.5	13.1	11.3
($Millions)	4Q’10	4Q’09	%Change
Gross Profit	5.5	3.5	60.3
EBITDA ex. non-cash items*	4.2	4.7	(12.5)
Free Cash Flow*	1.8	2.7	(33.0)

* See attached tables for a reconciliation of net income (loss) to EBITDA excluding non-cash items and cash from operating activities to free cash flow

The increase in gross profit produced by District Energy in 2010 reflects the higher average temperatures in Chicago during the second and third quarters of the year compared with same periods in 2009. The higher temperatures increased the demand for cooling services during those periods. The result also reflects a net increase in the number of ton-hours of cooling under contract.

The results for District Energy include an increase to finance lease revenue of $2.5 million. The increase reflects a re-class of previously booked lease principal to lease interest. Lease principal is recorded in the statement of cash flows while lease interest is recorded in the statement of operations. The $2.5 million is excluded in reconciliation from net income to EBITDA excluding non-cash items so as to maintain comparability with previously reported results. See attached financial statements and related reconciliations.

MIC consolidates the results of the business in its financial statements, including the reconciliation of EBITDA, excluding non-cash items, and free cash flow. Proportionately combined free cash flow includes only MIC’s 50.01% interest in the business. District Energy is not a part of MIC’s consolidated federal income tax group.

District Energy had $170.0 million of debt outstanding at December 31, 2010. The weighted average cost of the debt, including the cost of interest rate hedges and letter of credit fees, was 5.5%. Per the business’ debt agreement, the ratio of funds from operations less interest expense to net debt during the preceding 12 months cannot be less than 6.0%. At December 31, 2010 the ratio was 8.8%. The business’ $150.0 million term loan debt facility and $20.0 million capital expenditure loan facility both mature in September of 2014.

Aviation-Related Business

Atlantic Aviation

Atlantic Aviation owns and operates a network of fixed-base operations (FBOs) at 66 airports in the U.S. FBOs primarily provide fuel, terminal services, and aircraft hangar services to owners and operators of private (general aviation) jet aircraft. The network is the largest of its type in the U.S. air transportation industry.

($Millions)	2010	2009	%Change
Gross Profit	291.5	287.0	1.6
EBITDA ex. non-cash items*	117.5	106.5	10.3
Free Cash Flow*	48.5	36.9	31.2
($Millions)	4Q’10	4Q’09	%Change
Gross Profit	73.5	71.8	2.4
EBITDA ex. non-cash items*	29.1	26.7	9.0
Free Cash Flow*	10.2	11.1	(8.5)

* See attached tables for a reconciliation of net (loss) to EBITDA excluding non-cash items and cash from operating activities to free cash flow

Atlantic Aviation reported an increase in gross profit and free cash flow in 2010 compared with 2009. The increase was the result of overall growth in the number of general aviation flight movements in the U.S. which led to a higher volume of fuel sold and, in certain instances, higher margins on those sales. A decrease in non-fuel gross profit (hangar rental, deicing and other services) offset a portion of the increase.

Free cash flow in the fourth quarter was lower than the prior comparable period due to an increase in maintenance capital expenditures. Such expenditures were higher in an effort to take advantage of certain tax incentives authorized by the federal government.

Normalizing for events that are unlikely to recur in any given year, e.g., the G-20 meeting in Pittsburgh in 2009 and the closure of the Rifle, Colorado airport in 2010, the volume of general aviation jet fuel sold by Atlantic Aviation increased by 5.8% in 2010. On the same basis, fuel margins were largely flat during 2010 and non-fuel gross profit would have declined by 1.1%.

The increase in free cash flow generated by Atlantic Aviation in 2010 compared with 2009 resulted from the improvement in operations and a reduction in cash interest paid. The free cash flow was used to repay $55.0 million of term loan principal and $5.5 million in related swap breakage costs.

Per the business’ debt agreement, the ratio of debt to EBITDA (adjusted, as defined in the agreement) could not exceed 8.0x in 2010. At December 31, 2010, the ratio was 6.9x. The maximum allowable leverage ratio steps down to 7.5x at the end of March 2011. Including additional principal payments of $14.5 million made since January 1, 2011, the ratio at December 31, 2010 would have been 6.8x.

Atlantic Aviation had $808.9 million of debt outstanding at December 31, 2010. The weighted average cost of the debt, including the cost of interest rate hedges, was 6.5%. The business’ debt facilities mature in October 2014.

Conference Call and WEBCAST

When: Management has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, February 24, 2011 to review the Company’s results.

How: To listen to the conference call please dial +1(650) 521-5252 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the webcast.

Slides: The Company will prepare materials in support of its conference call presentation. The materials will be available for downloading from the Company’s website the morning of February 24, 2011 prior to the conference call. A link to the materials will be located on the homepage of the MIC website.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on February 24, 2011 through March 10, 2011, at +1(706) 645-9291, Passcode: 40290016. An online archive of the webcast will be available on the Company’s website for one year following the call. MIC-G

About Macquarie Infrastructure Company

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic services to customers in the United States. Its businesses consist of three energy-related businesses including a gas production and distribution business in Hawaii, The Gas Company, a controlling interest in a District Energy business in Chicago, and a 50% indirect interest in a bulk liquid storage terminal business, International-Matex Tank Terminals. MIC also owns and operates an aviation-related airport services business, Atlantic Aviation. The Company is managed by a wholly-owned subsidiary of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic.

Forward-Looking Statements

This filing contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; its shared decision-making with co-investors over investments including the distribution of dividends; its regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs; its ability to recover increases in costs from customers, reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED BALANCE SHEETS
($ in Thousands, Except Share Data)

December 31, 2010		December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$24,563	$27,455
Accounts receivable, less allowance for doubtful accounts of $613 and $1,629, respectively
	47,845	47,256
Inventories	17,063	14,305
Prepaid expenses	6,321	6,688
Deferred income taxes	19,030	23,323
Other	10,605	10,839
Assets of discontinued operations held for sale	-	86,695
Total current assets	125,427	216,561
Property, equipment, land and leasehold improvements, net	563,451	580,087
Restricted cash	13,780	16,016
Equipment lease receivables	35,663	33,266
Investment in unconsolidated business	223,792	207,491
Goodwill	514,253	516,182
Intangible assets, net	705,862	751,081
Deferred financing costs, net of accumulated amortization	12,927	17,088
Other	1,587	1,449
Total assets	$2,196,742	$2,339,221

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Due to manager - related party	$3,282	$1,977
Accounts payable	39,768	44,575
Accrued expenses	19,315	17,432
Current portion of notes payable and capital leases	1,075	235
Current portion of long-term debt	49,325	45,900
Fair value of derivative instruments	43,496	49,573
Customer deposits	4,635	5,617
Other	10,390	9,338
Liabilities of discontinued operations held for sale	-	220,549
Total current liabilities	171,286	395,196
Notes payable and capital leases, net of current portion	420	1,498
Long-term debt, net of current portion	1,089,559	1,166,379
Deferred income taxes	156,328	107,840
Fair value of derivative instruments	51,729	54,794
Other	40,725	38,746
Total liabilities	1,510,047	1,764,453
Commitments and contingencies	-	-
Members’ equity:
LLC interests, no par value; 500,000,000 authorized; 45,715,448 LLC
interests issued and outstanding at December 31, 2010 and 45,292,913 LLC interests issued and outstanding at December 31, 2009	964,430	959,897
Additional paid in capital	21,956	21,956
Accumulated other comprehensive loss	(25,812)	(43,232)
Accumulated deficit	(269,425)	(360,095)
Total members’ equity	691,149	578,526
Noncontrolling interests	(4,454)	(3,758)
Total equity	686,695	574,768
Total liabilities and equity	$2,196,742	$2,339,221

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in Thousands, Except Share and Per Share Data)

	Year Ended December 31, 2010	Year Ended December 31, 2009(1)	Year Ended December 31, 2008(1)

Revenue
Revenue from product sales	$514,344	$394,200	$586,054
Revenue from product sales - utility	113,752	95,769	121,770
Service revenue	204,852	215,349	264,851
Financing and equipment lease income	7,843	4,758	4,686
Total revenue	840,791	710,076	977,361
Costs and expenses
Cost of product sales	326,734	233,376	408,690
Cost of product sales - utility	90,542	73,907	105,329
Cost of services	53,088	46,317	63,850
Selling, general and administrative	201,787	209,783	227,288
Fees to manager - related party	10,051	4,846	12,568
Goodwill impairment	-	71,200	52,000
Depreciation	29,721	36,813	40,140
Amortization of intangibles	34,898	60,892	61,874
Loss on disposal of assets	17,869	-	-
Total operating expenses	764,690	737,134	971,739
Operating income (loss)	76,101	(27,058)	5,622
Other income (expense)
Interest income	29	119	1,090
Interest expense(2)	(106,834)	(95,456)	(88,652)
Equity in earnings and amortization charges of investee	31,301	22,561	1,324
Loss on derivative instruments	-	(25,238)	(2,843)
Other income (expense), net	712	570	(198)
Net income (loss) from continuing operations before income taxes	1,309	(124,502)	(83,657)
Benefit for income taxes	8,697	15,818	14,061
Net income (loss) from continuing operations	$10,006	$(108,684)	$(69,596)
Net income (loss) from discontinued operations, net of taxes	81,323	(21,860)	(110,045)
Net income (loss)	$91,329	$(130,544)	$(179,641)
Less: net income (loss) attributable to noncontrolling interests	659	(1,377)	(1,168)
Net income (loss) attributable to MIC LLC	$90,670	$(129,167)	$(178,473)
Basic income (loss) per share from continuing operations attributable
to MIC LLC interest holders	$0.21	$(2.43)	$(1.56)
Basic income (loss) per share from discontinued operations attributable
to MIC LLC interest holders	1.78	(0.44)	(2.41)
Basic income (loss) per share attributable to MIC LLC
interest holders	$1.99	$(2.87)	$(3.97)
Weighted average number of shares outstanding: basic	45,549,803	45,020,085	44,944,326
Diluted income (loss) per share from continuing operations attributable
to MIC LLC interest holders	$0.21	$(2.43)	$(1.56)
Diluted income (loss) per share from discontinued operations
attributable to MIC LLC interest holders	1.78	(0.44)	(2.41)
Diluted income (loss) per share attributable to MIC LLC interest holders	$1.99	$(2.87)	$(3.97)
Weighted average number of shares outstanding: diluted	45,631,610	45,020,085	44,944,326
Cash distributions declared per share	$-	$-	$2.125

(1) Reclassified to conform to current period presentation.

(2) Interest expense includes non-cash losses on derivative instruments of $23.4 million and $4.3 million for the years ended December 31, 2010 and 2009, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in Thousands)

	Year Ended December 31, 2010	Year Ended December 31, 2009(1)	Year Ended December 31, 2008(1)

Operating activities
Net income (loss)	$91,329	$(130,544)	$(179,641)
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations:

Net (income) loss from discontinued operations before noncontrolling interests	(81,323)	21,860	110,045
Non-cash goodwill impairment	-	71,200	52,000
Depreciation and amortization of property and equipment	36,276	42,899	45,953
Amortization of intangible assets	34,898	60,892	61,874
Loss on disposal of assets	17,869	-	-
Equity in earnings and amortization charges of investees	(31,301)	(22,561)	(1,324)
Equity distributions from investees	15,000	7,000	1,324
Amortization of debt financing costs	4,347	5,121	4,762
Non-cash derivative loss	23,410	29,540	2,843
Base management fees settled in LLC interests	5,403	4,384	-
Equipment lease receivable, net	2,761	2,752	2,460
Deferred rent	413	183	183
Deferred taxes	(11,729)	(17,923)	(16,037)
Other non-cash expenses, net	1,817	2,115	4,115
Changes in other assets and liabilities, net of acquisitions:
Restricted cash	50	-	-
Accounts receivable	(2,424)	13,020	16,392
Inventories	(2,833)	1,233	2,698
Prepaid expenses and other current assets	453	2,944	6,840
Due to manager - related party	(15)	(3,438)	(2,216)
Accounts payable and accrued expenses	(4,821)	(4,670)	(17,132)
Income taxes payable	1,051	535	(1,108)
Other, net	(2,076)	(3,566)	1,548
Net cash provided by operating activities from continuing operations	98,555	82,976	95,579

Investing activities
Acquisitions of businesses and investments, net of cash acquired	-	-	(41,804)
Proceeds from sale of investment	-	29,500	7,557
Purchases of property and equipment	(22,690)	(30,320)	(49,560)
Investment in capital leased assets	(2,976)	-	-
Return of investment in unconsolidated business	-	-	26,676
Other	892	304	415
Net cash used in investing activities from continuing operations	(24,774)	(516)	(56,716)

Financing activities
Proceeds from long-term debt	141	10,000	5,000
Net proceeds (payments) on line of credit facilities	500	(45,400)	96,150
Offering and equity raise costs paid	-	-	(65)
Distributions paid to holders of LLC interests	-	-	(95,509)
Contributions received from noncontrolling interests	300	-	-
Distributions paid to noncontrolling interests	(5,346)	(583)	(481)
Payment of long-term debt	(74,036)	(81,621)	-
Debt financing costs paid	(186)	-	(1,879)
Change in restricted cash	2,236	(33)	(865)
Payment of notes and capital lease obligations	(137)	(181)	(653)
Net cash (used in) provided by financing activities from continuing operations	(76,528)	(117,818)	1,698

Net change in cash and cash equivalents from continuing operations	(2,747)	(35,358)	40,561

Cash flows (used in) provided by discontinued operations:
Net cash used in operating activities	(12,703)	(4,732)	(1,904)
Net cash provided by (used in) investing activities	134,356	(445)	(26,684)
Net cash (used in) provided by financing activities	(124,183)	2,144	(1,215)
Cash used in discontinued operations(2)	(2,530)	(3,033)	(29,803)
Change in cash of discontinued operations held for sale(2)	2,385	(208)	2,459
Net change in cash and cash equivalent	(2,892)	(38,599)	13,217
Cash and cash equivalents, beginning of period	27,455	66,054	52,837
Cash and cash equivalents, end of period- continuing operations	$24,563	$27,455	$66,054

Supplemental disclosures of cash flow information for continuing operations:

Non-cash investing and financing activities:
Accrued purchases of property and equipment	$431	$1,277	$883
Acquisition of equipment through capital leases	$139	$-	$-
Issuance of LLC interests to manager for base management fees	$4,083	$2,490	$-
Issuance of LLC interests to independent directors	$450	$450	$450
Taxes paid	$1,655	$1,231	$3,048
Interest paid	$78,718	$87,308	$84,235

(1)  Reclassified to conform to current period presentation.

(2)  Cash of discontinued operations held for sale is reported in assets of discontinued operations held for sale in the accompanying consolidated balance sheets. The cash used in discontinued operations is different than the change in cash of discontinued operations held for sale due to intercompany transactions that are eliminated in consolidation.

CONSOLIDATED STATEMENT OF OPERATIONS – MD&A

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2010	2009(1)	$	%	2010	2009(1)	$	%
	($ In Thousands) (Unaudited)
Revenue
Revenue from product sales	$139,932	$112,561	27,371	24.3	$514,344	$394,200	120,144	30.5
Revenue from product sales - utility	30,235	28,132	2,103	7.5	113,752	95,769	17,983	18.8
Service revenue	47,254	51,746	(4,492)	(8.7)	204,852	215,349	(10,497)	(4.9)
Financing and equipment lease income	4,076	1,171	2,905	NM	7,843	4,758	3,085	64.8
Total revenue	221,497	193,610	27,887	14.4	840,791	710,076	130,715	18.4
Costs and expenses
Cost of product sales	90,950	71,042	(19,908)	(28.0)	326,734	233,376	(93,358)	(40.0)
Cost of product sales - utility	23,611	21,883	(1,728)	(7.9)	90,542	73,907	(16,635)	(22.5)
Cost of services	12,000	10,717	(1,283)	(12.0)	53,088	46,317	(6,771)	(14.6)
Gross profit	94,936	89,968	4,968	5.5	370,427	356,476	13,951	3.9
Selling, general and administrative	51,045	54,861	3,816	7.0	201,787	209,783	7,996	3.8
Fees to manager - related party	3,214	1,894	(1,320)	(69.7)	10,051	4,846	(5,205)	(107.4)
Goodwill impairment	-	-	-	-	-	71,200	71,200	NM
Depreciation	7,824	7,216	(608)	(8.4)	29,721	36,813	7,092	19.3
Amortization of intangibles	8,744	8,969	225	2.5	34,898	60,892	25,994	42.7
Loss on disposal of assets	17,869	-	(17,869)	NM	17,869	-	(17,869)	NM
Total operating expenses	88,696	72,940	(15,756)	(21.6)	294,326	383,534	89,208	23.3
Operating income (loss)	6,240	17,028	(10,788)	(63.4)	76,101	(27,058)	103,159	NM
Other income (expense)
Interest income	7	11	(4)	(36.4)	29	119	(90)	(75.6)
Interest expense(2)	(8,329)	(20,479)	12,150	59.3	(106,834)	(95,456)	(11,378)	(11.9)
Equity in earnings and amortization charges of
investees	12,130	5,906	6,224	105.4	31,301	22,561	8,740	38.7
Loss on derivative instruments	-	-	-	-	-	(25,238)	25,238	NM
Other (expense) income, net	(109)	(576)	467	81.1	712	570	142	24.9
Net income (loss) from continuing operations before income taxes	9,939	1,890	8,049	NM	1,309	(124,502)	125,811	101.1
(Provision) benefit for income taxes	(3,844)	(20,585)	16,741	81.3	8,697	15,818	(7,121)	(45.0)
Net income (loss) income from continuing operations	$6,095	$(18,695)	24,790	132.6	$10,006	$(108,684)	118,690	109.2
Net income (loss) from discontinued operations, net of taxes	124	(10,597)	10,721	101.2	81,323	(21,860)	103,183	NM
Net income (loss)	$6,219	$(29,292)	35,511	121.2	$91,329	$(130,544)	221,873	170.0
Less: net income (loss) attributable to noncontrolling interests	1,976	(457)	(2,433)	NM	659	(1,377)	(2,036)	(147.9)
Net income (loss) attributable to MIC LLC	$4,243	$(28,835)	33,078	114.7	$90,670	$(129,167)	219,837	170.2

NM - Not meaningful

(1)  Reclassified to conform to current period presentation.

(2)  Interest expense includes non-cash gains on derivative instruments of $12.1 million and non-cash losses of $23.4 million for the quarter and year ended December 31, 2010, respectively, and non-cash gains of $495,000 and non-cash losses of $4.3 million for the quarter and year ended December 31, 2009, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW
	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2010	2009(1)	$	%	2010	2009(1)	$	%
	($ In Thousands) (Unaudited)
Net income (loss) attributable to MIC LLC from continuing operations(2)	$4,119	$(18,666)			$9,483	$(109,170)
Interest expense, net(3)	8,322	20,468			106,805	95,337
Provision (benefit) for income taxes	3,844	20,585			(8,697)	(15,818)
Depreciation(4)	7,824	7,216			29,721	36,813
Depreciation - cost of services(4)	1,645	1,580			6,555	6,086
Amortization of intangibles(5)	8,744	8,969			34,898	60,892
Goodwill impairment	-	-			-	71,200
Loss on disposal of assets	17,869	-			17,869	-
Loss on derivative instruments	-	-			-	25,238
Equity in earnings and amortization charges of investees(6)	(12,130)	(5,906)			(16,301)	(15,561)
Base management fees settled in LLC interests	3,214	1,894			5,403	4,384
Other non-cash expense, net	1,081	1,715			2,753	2,784
EBITDA excluding non-cash items from continuing operations	$44,532	$37,855	6,677	17.6	$188,489	$162,185	26,304	16.2
EBITDA excluding non-cash items from continuing operations	$44,532	$37,855			$188,489	$162,185
Interest expense, net(3)	(8,322)	(20,468)			(106,805)	(95,337)
Interest rate swap breakage fees(3)	(839)	(914)			(5,528)	(8,776)
Non-cash derivative (gains) losses recorded in interest expense(3)	(11,248)	419			28,938	13,078
Amortization of debt financing costs(3)	1,048	1,297			4,347	5,121
Equipment lease receivables, net	559	694			2,761	2,752
Provision for income taxes, net of changes in deferred taxes	(1,888)	(1,235)			(3,032)	(2,105)
Changes in working capital	(5,269)	1,184			(10,615)	6,058
Cash provided by operating activities	18,573	18,832			98,555	82,976
Changes in working capital	5,269	(1,184)			10,615	(6,058)
Maintenance capital expenditures	(7,707)	(3,469)			(14,509)	(9,453)
Free cash flow from continuing operations	$16,135	$14,179	1,956	13.8	$94,661	$67,465	27,196	40.3

(1) Reclassified to conform to current period presentation.

(2) Net income (loss) attributable to MIC LLC from continuing operations excludes net income attributable to noncontrolling interests of $2.0 million and $523,000 for the quarter and year ended December 31, 2010, respectively, and net loss attributable to noncontrolling interests of $29,000 and net income attributable to noncontrolling interests of $486,000 for quarter and year ended December 31, 2009, respectively.

(3) Interest expense, net, includes non-cash (gains) losses on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

(4) Depreciation - cost of services includes depreciation expense for District Energy, which is reported in cost of services in our consolidated statements of operations. Depreciation and Depreciation - cost of services does not include acquisition-related step-up depreciation expense of $1.7 million for each quarter and $6.9 million for each year in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated statements of operations.

(5) Amortization of intangibles does not include acquisition-related step-up amortization expense of $283,000 for each quarter and $1.1 million for each year related to intangible assets in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated statements of operations.

(6) Equity in earnings and amortization charges of investees in the above table includes our 50% share of IMTT's earnings, offset by distributions we received only up to our share of the earnings recorded.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW
IMTT

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2010	2009(1)			2010	2009(1)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Terminal revenue	94,083	87,856	6,227	7.1	372,205	330,380	41,825	12.7
Environmental response revenue	15,626	4,374	11,252	NM	184,979	15,795	169,184	NM
Total revenue	109,709	92,230	17,479	19.0	557,184	346,175	211,009	61.0
Costs and expenses
Terminal operating costs	43,867	41,975	(1,892)	(4.5)	168,713	156,552	(12,161)	(7.8)
Environmental response operating costs	7,738	3,033	(4,705)	(155.1)	115,937	14,792	(101,145)	NM
Total operating costs	51,605	45,008	(6,597)	(14.7)	284,650	171,344	(113,306)	(66.1)
Terminal gross profit	50,216	45,881	4,335	9.4	203,492	173,828	29,664	17.1
Environmental response gross profit	7,888	1,341	6,547	NM	69,042	1,003	68,039	NM
Gross profit	58,104	47,222	10,882	23.0	272,534	174,831	97,703	55.9
General and administrative expenses	7,323	8,217	894	10.9	37,125	27,437	(9,688)	(35.3)
Depreciation and amortization	15,141	16,263	1,122	6.9	61,277	55,998	(5,279)	(9.4)
Operating income	35,640	22,742	12,898	56.7	174,132	91,396	82,736	90.5
Interest income (expense), net(2)	8,150	2,712	5,438	NM	(50,335)	(2,130)	(48,205)	NM
Other income	372	350	22	6.3	1,953	522	1,431	NM
Unrealized gains on derivative instruments	-	-	-	-	-	3,306	(3,306)	NM
Provision for income taxes	(17,619)	(11,807)	(5,812)	(49.2)	(53,521)	(38,842)	(14,679)	(37.8)
Noncontrolling interests	82	180	(98)	(54.4)	(165)	332	(497)	(149.7)
Net income	26,625	14,177	12,448	87.8	72,064	54,584	17,480	32.0

Reconciliation of net income to EBITDA excluding non-cash items:
Net income	26,625	14,177			72,064	54,584
Interest (income) expense, net(2)	(8,150)	(2,712)			50,335	2,130
Provision for income taxes	17,619	11,807			53,521	38,842
Depreciation and amortization	15,141	16,263			61,277	55,998
Unrealized gains on derivative instruments	-	-			-	(3,306)
Other non-cash income	(88)	(299)			(361)	(590)
EBITDA excluding non-cash items	51,147	39,236	11,911	30.4	236,836	147,658	89,178	60.4

EBITDA excluding non-cash items	51,147	39,236			236,836	147,658
Interest income (expense), net(2)	8,150	2,712			(50,335)	(2,130)
Non-cash derivative (gains) losses recorded in interest expense(2)	(17,441)	(10,232)			15,653	(27,380)
Amortization of debt financing costs(2)	683	190			2,011	543
(Provision) benefit for income taxes, net of changes in deferred taxes	(1,702)	974			(12,514)	(1,593)
Changes in working capital	24,229	7,831			4,536	16,284
Cash provided by operating activities	65,066	40,711			196,187	133,382
Changes in working capital	(24,229)	(7,831)			(4,536)	(16,284)
Maintenance capital expenditures	(15,826)	(13,113)			(44,995)	(39,977)
Free cash flow	25,011	19,767	5,244	26.5	146,656	77,121	69,535	90.2

NM - Not meaningful

(1) Reclassified to conform to current period presentation.

(2) Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.

THE GAS COMPANY

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2010	2009(1)			2010	2009(1)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Contribution margin
Revenue - utility	30,235	28,132	2,103	7.5	113,752	95,769	17,983	18.8
Cost of revenue - utility	20,713	18,362	(2,351)	(12.8)	76,891	60,227	(16,664)	(27.7)
Contribution margin - utility	9,522	9,770	(248)	(2.5)	36,861	35,542	1,319	3.7
Revenue - non-utility	24,095	21,452	2,643	12.3	96,855	79,597	17,258	21.7
Cost of revenue - non-utility	11,872	10,011	(1,861)	(18.6)	48,896	36,580	(12,316)	(33.7)
Contribution margin - non-utility	12,223	11,441	782	6.8	47,959	43,017	4,942	11.5
Total contribution margin	21,745	21,211	534	2.5	84,820	78,559	6,261	8.0
Production	1,599	1,693	94	5.6	6,725	6,471	(254)	(3.9)
Transmission and distribution	4,219	4,777	558	11.7	19,269	19,152	(117)	(0.6)
Gross profit	15,927	14,741	1,186	8.0	58,826	52,936	5,890	11.1
Selling, general and administrative expenses	4,127	4,663	536	11.5	16,684	16,720	36	0.2
Depreciation and amortization	1,723	1,694	(29)	(1.7)	6,649	6,829	180	2.6
Operating income	10,077	8,384	1,693	20.2	35,493	29,387	6,106	20.8
Interest expense, net(2)	(725)	(2,476)	1,751	70.7	(16,505)	(9,250)	(7,255)	(78.4)
Other expense	(80)	(139)	59	42.4	(90)	(355)	265	74.6
Unrealized losses on derivative instruments	-	-	-	-	-	(327)	327	NM
Provision for income taxes	(3,631)	(2,260)	(1,371)	(60.7)	(7,400)	(7,619)	219	2.9
Net income(3)	5,641	3,509	2,132	60.8	11,498	11,836	(338)	(2.9)

Reconciliation of net income to EBITDA excluding non-cash items:
Net income(3)	5,641	3,509			11,498	11,836
Interest expense, net(2)	725	2,476			16,505	9,250
Provision for income taxes	3,631	2,260			7,400	7,619
Depreciation and amortization	1,723	1,694			6,649	6,829
Unrealized losses on derivative instruments	-	-			-	327
Other non-cash expenses	785	246			2,384	1,771
EBITDA excluding non-cash items	12,505	10,185	2,320	22.8	44,436	37,632	6,804	18.1

EBITDA excluding non-cash items	12,505	10,185			44,436	37,632
Interest expense, net(2)	(725)	(2,476)			(16,505)	(9,250)
Non-cash derivative (gains) losses recorded in interest expense(2)	(1,611)	244			7,334	309
Amortization of debt financing costs(2)	119	120			478	478
Provision for income taxes, net of changes in deferred taxes	(3,057)	(2,239)			(4,333)	(4,936)
Changes in working capital	(759)	3,249			(2,079)	1,327
Cash provided by operating activities	6,472	9,083			29,331	25,560
Changes in working capital	759	(3,249)			2,079	(1,327)
Maintenance capital expenditures	(4,267)	(2,182)			(6,275)	(3,939)
Free cash flow	2,964	3,652	(688)	(18.8)	25,135	20,294	4,841	23.9

NM - Not meaningful

(1) Reclassified to conform to current period presentation. For the quarter and year ended December 31, 2010, payroll taxes and certain employee welfare and benefit costs that were previously recorded in selling, general and administrative costs were reclassified to production, transmission and distribution and other expense where the costs were incurred. Accordingly, the quarter and year ended December 31, 2009 were restated to reflect this change.

(2) Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.

(3) Corporate allocation expense, other intercompany fees and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

DISTRICT ENERGY

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2010	2009(1)			2010	2009(1)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Cooling capacity revenue	5,327	5,199	128	2.5	21,162	20,430	732	3.6
Cooling consumption revenue	2,883	3,106	(223)	(7.2)	24,386	20,236	4,150	20.5
Other revenue	881	806	75	9.3	3,371	3,137	234	7.5
Finance lease revenue	4,076	1,171	2,905	NM	7,843	4,758	3,085	64.8
Total revenue	13,167	10,282	2,885	28.1	56,762	48,561	8,201	16.9
Direct expenses — electricity	2,154	2,253	99	4.4	16,343	13,356	(2,987)	(22.4)
Direct expenses — other(2)	5,471	4,572	(899)	(19.7)	20,349	18,647	(1,702)	(9.1)
Direct expenses — total	7,625	6,825	(800)	(11.7)	36,692	32,003	(4,689)	(14.7)
Gross profit	5,542	3,457	2,085	60.3	20,070	16,558	3,512	21.2
Selling, general and administrative expenses	867	1,356	489	36.1	3,217	3,407	190	5.6
Amortization of intangibles	345	345	-	-	1,368	1,368	-	-
Operating income	4,330	1,756	2,574	146.6	15,485	11,783	3,702	31.4
Interest income (expense), net(3)	195	(2,145)	2,340	109.1	(20,671)	(8,995)	(11,676)	(129.8)
Other income	268	694	(426)	(61.4)	1,804	1,235	569	46.1
Unrealized losses on derivative instruments	-	-	-	-	-	(1,378)	1,378	NM
(Provision) benefit for income taxes	(1,620)	(52)	(1,568)	NM	1,844	(773)	2,617	NM
Noncontrolling interests	(694)	(175)	(519)	NM	(1,284)	(690)	(594)	(86.1)
Net income (loss)(4)	2,479	78	2,401	NM	(2,822)	1,182	(4,004)	NM

Reconciliation of net income (loss) to EBITDA excluding non-cash items:
Net income (loss)(4)	2,479	78			(2,822)	1,182
Interest (income) expense, net(3)	(195)	2,145			20,671	8,995
Provision (benefit) for income taxes	1,620	52			(1,844)	773
Depreciation(2)	1,645	1,580			6,555	6,086
Amortization of intangibles	345	345			1,368	1,368
Unrealized losses on derivative instruments	-	-			-	1,378
Other non-cash (income) expenses	(1,734)	554			(1,082)	1,009
EBITDA excluding non-cash items	4,160	4,754	(594)	(12.5)	22,846	20,791	2,055	9.9

EBITDA excluding non-cash items	4,160	4,754			22,846	20,791
Interest income (expense), net(3)	195	(2,145)			(20,671)	(8,995)
Non-cash derivative (gains) losses recorded in interest expense(3)	(2,870)	(419)			10,136	(1,158)
Amortization of debt financing costs(3)	170	170			681	681
Equipment lease receivable, net	559	694			2,761	2,752
Changes in working capital	2,867	1,831			(794)	377
Cash provided by operating activities	5,081	4,885			14,959	14,448
Changes in working capital	(2,867)	(1,831)			794	(377)
Maintenance capital expenditures	(394)	(337)			(1,207)	(1,001)
Free cash flow	1,820	2,717	(897)	(33.0)	14,546	13,070	1,476	11.3

NM - Not meaningful

(1) Reclassified to conform to current period presentation.

(2) Includes depreciation expense of $1.6 million and $6.6 million for the quarter and year ended December 31, 2010, respectively, and $1.6 million and $6.1 million for the quarter and year ended December 31, 2009, respectively.

(3) Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.

(4) Corporate allocation expense and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

ATLANTIC AVIATION

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2010	2009(1)			2010	2009(1)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Fuel revenue	115,837	91,109	24,728	27.1	417,489	314,603	102,886	32.7
Non-fuel revenue	38,163	42,635	(4,472)	(10.5)	155,933	171,546	(15,613)	(9.1)
Total revenue	154,000	133,744	20,256	15.1	573,422	486,149	87,273	18.0
Cost of revenue
Cost of revenue-fuel	76,156	58,081	(18,075)	(31.1)	265,493	184,853	(80,640)	(43.6)
Cost of revenue-non-fuel	4,376	3,891	(485)	(12.5)	16,397	14,314	(2,083)	(14.6)
Total cost of revenue	80,532	61,972	(18,560)	(29.9)	281,890	199,167	(82,723)	(41.5)
Fuel gross profit	39,681	33,028	6,653	20.1	151,996	129,750	22,246	17.1
Non-fuel gross profit	33,787	38,744	(4,957)	(12.8)	139,536	157,232	(17,696)	(11.3)
Gross profit	73,468	71,772	1,696	2.4	291,532	286,982	4,550	1.6
Selling, general and administrative expenses(2)	44,764	45,215	451	1.0	174,526	179,949	5,423	3.0
Goodwill impairment	-	-	-	-	-	71,200	71,200	NM
Depreciation and amortization	14,500	14,146	(354)	(2.5)	56,602	89,508	32,906	36.8
Loss on disposal of assets	17,869	-	(17,869)	NM	17,869	-	(17,869)	NM
Operating (loss) income	(3,665)	12,411	(16,076)	(129.5)	42,535	(53,675)	96,210	179.2
Interest expense, net(3)	(7,797)	(15,107)	7,310	48.4	(69,409)	(72,929)	3,520	4.8
Other expense	(272)	(1,129)	857	75.9	(917)	(1,451)	534	36.8
Unrealized losses on derivative instruments	-	-	-	-	-	(23,331)	23,331	NM
Benefit for income taxes	3,026	1,542	1,484	96.2	9,497	61,009	(51,512)	(84.4)
Net loss(4)	(8,708)	(2,283)	(6,425)	NM	(18,294)	(90,377)	72,083	79.8

Reconciliation of net loss to EBITDA excluding non-cash items:
Net loss(4)	(8,708)	(2,283)			(18,294)	(90,377)
Interest expense, net(3)	7,797	15,107			69,409	72,929
Benefit for income taxes	(3,026)	(1,542)			(9,497)	(61,009)
Depreciation and amortization	14,500	14,146			56,602	89,508
Goodwill impairment	-	-			-	71,200
Loss on disposal of assets	17,869	-			17,869	-
Unrealized losses on derivative instruments	-	-			-	23,331
Other non-cash expenses	634	1,227			1,388	903
EBITDA excluding non-cash items	29,066	26,655	2,411	9.0	117,477	106,485	10,992	10.3

EBITDA excluding non-cash items	29,066	26,655			117,477	106,485
Interest expense, net(3)	(7,797)	(15,107)			(69,409)	(72,929)
Interest rate swap breakage fees(3)	(839)	(914)			(5,528)	(8,776)
Non-cash derivative (gains) losses recorded in interest expense(3)	(6,764)	590			11,473	13,722
Amortization of debt financing costs(3)	759	803			2,984	3,144
(Provision) benefit for income taxes, net of changes in deferred taxes	(1,188)	63			(1,486)	(190)
Changes in working capital	(1,612)	(5,185)			(1,476)	9,474
Cash provided by operating activities	11,625	6,905			54,035	50,930
Changes in working capital	1,612	5,185			1,476	(9,474)
Maintenance capital expenditures	(3,046)	(950)			(7,027)	(4,513)
Free cash flow	10,191	11,140	(949)	(8.5)	48,484	36,943	11,541	31.2

NM - Not meaningful

(1) Reclassified to conform to current period presentation.

(2) Includes a $2.4 million increase in the bad debt reserve in the first quarter of 2009 due to the deterioration of accounts receivable aging.

(3) Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

(4) Corporate allocation expense and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF PROPORTIONATELY COMBINED NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	For the Year Ended December 31, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(2)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	36,032	11,498	(1,411)	(18,294)	(12,200)	15,625	72,064	(2,822)
Interest expense, net(3)	25,168	16,505	10,338	69,409	220	121,639	50,335	20,671
Provision (benefit) for income taxes	26,761	7,400	(922)	(9,497)	(4,756)	18,985	53,521	(1,844)
Depreciation	29,746	5,826	3,278	23,895	-	62,745	59,492	6,555
Amortization of intangibles	893	823	684	32,707	-	35,107	1,785	1,368
Loss on disposal of assets	-	-	-	17,869	-	17,869	-	-
Base management fee paid in LLC interests	-	-	-	-	5,403	5,403	-	-
Other non-cash (income) expense	(181)	2,384	(541)	1,388	63	3,113	(361)	(1,082)
EBITDA excluding non-cash items	118,418	44,436	11,425	117,477	(11,270)	280,486	236,836	22,846

EBITDA excluding non-cash items	118,418	44,436	11,425	117,477	(11,270)	280,486	236,836	22,846
Interest expense, net(3)	(25,168)	(16,505)	(10,338)	(69,409)	(220)	(121,639)	(50,335)	(20,671)
Interest rate swap breakage fees(3)	-	-	-	(5,528)	-	(5,528)	-	-
Non-cash derivative losses (gains) recorded in interest expense, net(3)	7,827	7,334	5,069	11,473	(5)	31,698	15,653	10,136
Amortization of deferred finance charges(3)	1,006	478	341	2,984	204	5,012	2,011	681
Equipment lease receivables, net	-	-	1,381	-	-	1,381	-	2,761
(Provision) benefit for income taxes, net of changes in deferred taxes	(6,257)	(4,333)	-	(1,486)	2,787	(9,289)	(12,514)	-
Changes in working capital	2,268	(2,079)	(397)	(1,476)	(6,266)	(7,950)	4,536	(794)
Cash provided by (used in) operating activities	98,094	29,331	7,481	54,035	(14,770)	174,170	196,187	14,959
Changes in working capital	(2,268)	2,079	397	1,476	6,266	7,950	(4,536)	794
Maintenance capital expenditures	(22,498)	(6,275)	(604)	(7,027)	-	(36,403)	(44,995)	(1,207)

Free cash flow	73,328	25,135	7,274	48,484	(8,504)	145,717	146,656	14,546

	For the Year Ended December 31, 2009(1)
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(2)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	27,292	11,836	591	(90,377)	(54,372)	(105,030)	54,584	1,182
Interest expense, net(3)	1,065	9,250	4,498	72,929	4,163	91,905	2,130	8,995
Provision (benefit) for income taxes	19,421	7,619	387	(61,009)	36,799	3,217	38,842	773
Depreciation	27,043	5,991	3,044	30,822	-	66,900	54,086	6,086
Amortization of intangibles	956	838	684	58,686	-	61,164	1,912	1,368
Goodwill impairment	-	-	-	71,200	-	71,200	-	-
(Gain) loss on derivative instruments	(1,653)	327	689	23,331	202	22,896	(3,306)	1,378
Base management fee paid in LLC interests	-	-	-	-	4,384	4,384	-	-
Other non-cash (income) expense	(295)	1,771	505	903	(899)	1,985	(590)	1,009
EBITDA excluding non-cash items	73,829	37,632	10,398	106,485	(9,723)	218,621	147,658	20,791

EBITDA excluding non-cash items	73,829	37,632	10,398	106,485	(9,723)	218,621	147,658	20,791
Interest expense, net(3)	(1,065)	(9,250)	(4,498)	(72,929)	(4,163)	(91,905)	(2,130)	(8,995)
Interest rate swap breakage fees(3)	-	-	-	(8,776)	-	(8,776)	-	-
Non-cash derivative (gains) losses recorded in interest expense, net(3)	(13,690)	309	(579)	13,722	205	(33)	(27,380)	(1,158)
Amortization of deferred finance charges(3)	272	478	341	3,144	818	5,052	543	681
Equipment lease receivables, net	-	-	1,376	-	-	1,376	-	2,752
(Provision) benefit for income taxes, net of changes in deferred taxes	(797)	(4,936)	-	(190)	3,021	(2,902)	(1,593)	-
Changes in working capital	8,142	1,327	189	9,474	(5,120)	14,012	16,284	377
Cash provided by (used in) operating activities	66,691	25,560	7,226	50,930	(14,962)	135,445	133,382	14,448
Changes in working capital	(8,142)	(1,327)	(189)	(9,474)	5,120	(14,012)	(16,284)	(377)
Maintenance capital expenditures	(19,989)	(3,939)	(501)	(4,513)	-	(28,941)	(39,977)	(1,001)

Free cash flow	38,561	20,294	6,536	36,943	(9,842)	92,492	77,121	13,070

(1) Reclassified to conform to current period presentation.

(2) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

(3) Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

	For the Quarter Ended December 31, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(2)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	13,313	5,641	1,240	(8,708)	(7,423)	4,062	26,625	2,479
Interest (income) expense, net(3)	(4,075)	725	(98)	7,797	(5)	4,344	(8,150)	(195)
Provision (benefit) for income taxes	8,810	3,631	810	(3,026)	1,619	11,844	17,619	1,620
Depreciation	7,335	1,517	823	6,307	-	15,981	14,669	1,645
Amortization of intangibles	236	206	173	8,193	-	8,808	472	345
Loss on disposal of assets	-	-	-	17,869	-	17,869	-	-
Base management fee paid in LLC interests	-	-	-	-	3,214	3,214	-	-
Other non-cash (income) expense	(44)	785	(867)	634	1,396	1,904	(88)	(1,734)
EBITDA excluding non-cash items	25,574	12,505	2,080	29,066	(1,199)	68,026	51,147	4,160

EBITDA excluding non-cash items	25,574	12,505	2,080	29,066	(1,199)	68,026	51,147	4,160
Interest income (expense), net(3)	4,075	(725)	98	(7,797)	5	(4,344)	8,150	195
Interest rate swap breakage fees(3)	-	-	-	(839)	-	(839)	-	-
Non-cash derivative gains recorded in interest expense, net(3)	(8,721)	(1,611)	(1,435)	(6,764)	(3)	(18,534)	(17,441)	(2,870)
Amortization of deferred finance charges(3)	342	119	85	759	-	1,305	683	170
Equipment lease receivables, net	-	-	280	-	-	280	-	559
(Provision) benefit for income taxes, net of changes in deferred taxes	(851)	(3,057)	-	(1,188)	2,357	(2,739)	(1,702)	-
Changes in working capital	12,115	(759)	1,434	(1,612)	(5,765)	5,412	24,229	2,867
Cash provided by (used in) operating activities	32,533	6,472	2,541	11,625	(4,605)	48,566	65,066	5,081
Changes in working capital	(12,115)	759	(1,434)	1,612	5,765	(5,412)	(24,229)	(2,867)
Maintenance capital expenditures	(7,913)	(4,267)	(197)	(3,046)	-	(15,423)	(15,826)	(394)

Free cash flow	12,506	2,964	910	10,191	1,160	27,731	25,011	1,820

	For the Quarter Ended December 31, 2009(1)
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01%	Atlantic Aviation	MIC Corporate	Proportionately Combined(2)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	7,089	3,509	39	(2,283)	(25,876)	(17,522)	14,177	78
Interest (income) expense, net(3)	(1,356)	2,476	1,073	15,107	740	18,040	(2,712)	2,145
Provision (benefit) for income taxes	5,904	2,260	26	(1,542)	19,815	26,463	11,807	52
Depreciation	7,912	1,487	790	5,729	-	15,918	15,824	1,580
Amortization of intangibles	220	207	173	8,417	-	9,016	439	345
Base management fee paid in LLC interests	-	-	-	-	1,894	1,894	-	-
Other non-cash (income) expense	(150)	246	277	1,227	(312)	1,289	(299)	554
EBITDA excluding non-cash items	19,618	10,185	2,377	26,655	(3,739)	55,096	39,236	4,754

EBITDA excluding non-cash items	19,618	10,185	2,377	26,655	(3,739)	55,096	39,236	4,754
Interest income (expense), net(3)	1,356	(2,476)	(1,073)	(15,107)	(740)	(18,040)	2,712	(2,145)
Interest rate swap breakage fees(3)	-	-	-	(914)	-	(914)	-	-
Non-cash derivative (gains) losses recorded in interest expense, net(3)	(5,116)	244	(210)	590	4	(4,488)	(10,232)	(419)
Amortization of deferred finance charges(3)	95	120	85	803	204	1,307	190	170
Equipment lease receivables, net	-	-	347	-	-	347	-	694
Benefit (provision) for income taxes, net of changes in deferred taxes	487	(2,239)	-	63	941	(748)	974	-
Changes in working capital	3,916	3,249	916	(5,185)	1,289	4,184	7,831	1,831
Cash provided by (used in) operating activities	20,356	9,083	2,443	6,905	(2,041)	36,745	40,711	4,885
Changes in working capital	(3,916)	(3,249)	(916)	5,185	(1,289)	(4,184)	(7,831)	(1,831)
Maintenance capital expenditures	(6,557)	(2,182)	(169)	(950)	-	(9,857)	(13,113)	(337)

Free cash flow	9,884	3,652	1,359	11,140	(3,330)	22,704	19,767	2,717

(1) Reclassified to conform to current period presentation.

(2) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

(3) Interest income (expense), net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.

CONTACT:
Investor enquiries
Jay A. Davis
Investor Relations
Macquarie Infrastructure Company
(212) 231-1825
or
Media enquiries
Paula Chirhart
Corporate Communications
Macquarie Infrastructure Company
(212) 231-1310